UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 26, 2018

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Number)

349 Union Street Millersburg, Pennsylvania	17061
(Address of principal executive offices)	(Zip code)

1.866.642.7736

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2018, Mid Penn Bancorp, Inc. (“Mid Penn”), the holding company for Mid Penn Bank, completed its acquisition of First Priority Financial Corp. (“First Priority”), the holding company for First Priority Bank, through the merger of First Priority with and into Mid Penn (the “Merger”). The Merger was completed in accordance with the terms and conditions of the Agreement and Plan of Merger dated January 16, 2018 between Mid Penn and First Priority (the “Merger Agreement”). A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, each share of First Priority common stock issued and outstanding as of July 31, 2018 was converted into the right to receive 0.3481 shares of Mid Penn common stock. Cash will be paid to First Priority shareholders in lieu of any fractional shares. As a result of the Merger, Mid Penn issued approximately 2,317,499 shares of Mid Penn common stock.

In connection with the Merger, the parties have caused First Priority Bank to merge with and into Mid Penn Bank, with Mid Penn Bank the surviving institution. The former offices of First Priority Bank are now operating under the title “First Priority Bank, a Division of Mid Penn Bank”.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2018, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Merger Agreement, each share of First Priority Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “First Priority Preferred Stock”) outstanding as of July 31, 2018 was converted into the right to receive one share of Mid Penn Fixed Rate Cumulative Perpetual Preferred Stock, Series D, having a $1,000 liquidation preference per share (the “Mid Penn Preferred Stock”). In connection with the Merger, Mid Penn issued 3,404 shares of Mid Penn Preferred Stock.

The terms of the Mid Penn Preferred Stock are no less favorable than those of the First Priority Preferred Stock as in effect immediately prior to the Merger. Under the terms of the Mid Penn Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Mid Penn Preferred Stock, junior preferred shares, or other junior securities (including the common stock) unless all accrued and unpaid dividends on the Mid Penn Preferred Stock for all past dividend periods are paid in full. The Mid Penn Preferred Stock may be redeemed at the option of Mid Penn, subject to the prior receipt of any requisite regulatory approval.

Dividends are payable quarterly on February 15, May 15, August 15 and November 15 of each year. The dividend rate on the Mid Penn Preferred Stock is fixed at 9%.

The foregoing summary of the Mid Penn Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Certificate of Designations”), which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

The foregoing exchange of the Mid Penn Preferred Stock was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relative to sales by an issuer not involving a public offering, and the rules and regulations promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of First Priority Preferred Stock was converted into the right to receive one share of Mid Penn Preferred Stock.

The information set forth in Items 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective July 31, 2018, and in accordance with the Merger Agreement, David E. Sparks, Joel L. Frank, Alan P. Novak and Patrick M. Smith have been appointed to serve as directors of Mid Penn and Mid Penn Bank. Messrs. Frank, Novak and Smith were formerly directors of First Priority and First Priority Bank, and Mr. Sparks was formerly Chairman and Chief Executive Officer of First Priority and Chairman of First Priority Bank. Pursuant to the Merger Agreement, Mid Penn agreed to nominate and recommend the aforementioned individuals as is necessary to ensure that each such person shall have the opportunity to serve as a director of Mid Penn for at least one additional term of three years. The Merger Agreement requires that at least one of the new directors be appointed to each committee of the Board. As of the date of this filing, such committee appointments have not yet been finalized.

Set forth below are the names, ages and other biographical information with regard to the new directors, as well as the class to which each has been appointed.

Joel L. Frank, 56, Attorney, Managing Partner and Chairman of Lamb McErlane PC.

(Class C – Term Expiring 2019)

Mr. Frank previously served as a director of First Priority and First Priority Bank since July 27, 2017. Mr. Frank serves as Chair of the National Board of Directors for Alex’s Lemonade Stand Foundation and is a board member of the Zoological Society of Philadelphia. He is Commissioner on the Pennsylvania State Athletic Commission and is the longtime Solicitor for the Republican Committee of Chester County and the Chester County Police Chiefs Association. Mr. Frank is General Counsel for the Republican Party of Pennsylvania.

Alan P. Novak, 68, Attorney, Lamb McErlane PC; President, Novak Strategic Advisors; and Partner, Rooney Novak Group.

(Class A – Term Expiring 2020)

Mr. Novak previously served as a director of First Priority since its formation in 2007 and a director of First Priority Bank since 2006. Mr. Novak has been an attorney with the law firm of Lamb McErlane PC since November, 2015. Prior to that, Mr. Novak had been an attorney with the law firm of Conrad O’Brien from 1994. Mr. Novak has served as President of Novak Strategic Advisors since 2001. Mr. Novak is also a partner in Rooney Novak Group since 2015. Mr. Novak was Chairman of the Republican State Committee of Pennsylvania from 1996 to 2005.

Patrick M. Smith, 62, Certified Public Accountant & Partner of Rosenberg, Smith, Cooney and Migliore, P.C.

(Class C – Term Expiring 2019)

Mr. Smith has been a partner in the certified public accounting firm of Rosenberg, Smith, Cooney and Migliore, P.C. since 1991. Mr. Smith previously served as a director of First Priority Bank since 2008 and previously served as a director of First Priority from 2009 until 2013, and from 2015 through the merger with Mid Penn Bancorp, Inc.

David E. Sparks, 73, Chief Strategic Advisor to the CEO of Mid Penn Bancorp, Inc. and Market President of First Priority Bank, a Division of Mid Penn Bank.

(Class B – Term Expiring 2021)

Prior to being appointed to the Board of Mid Penn and Mid Penn Bank, and to the position of Chief Strategic Advisor and Market President, Mr. Sparks was the founder, Chairman, President and CEO of First Priority since its formation in 2007, and was the founder, Chairman and CEO of First Priority Bank from its inception in 2005. Prior to forming First Priority, Mr. Sparks was the Founder, Chairman and CEO of Millennium Bank from 1998 to 2004.

In accordance with Mid Penn’s outside director fee schedule for 2018, Messrs. Frank, Novak and Smith will each be entitled to receive an annual retainer in the amount of $30,000 for his service as a director, and between $500 and $600 for each committee meeting attended, depending on the committee to which each is appointed.

Additionally, and subject to applicable eligibility requirements, the new directors are eligible to participate in Mid Penn’s Restricted Stock Plan, Director Deferred Fee Plan and Director Retirement Plan, the terms of which are described under the heading “Compensation of the Board” and “Compensation Discussion and Analysis – Restricted Stock Plan” beginning on pages 14 and 18, respectively, of Mid Penn’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2018. That summary is incorporated herein by reference. Directors may also participate in Mid Penn’s Director Stock Purchase Plan, the terms of which are described in Mid Penn’s Current Report on Form 8-K, filed with the SEC on May 31, 2017, and incorporated herein by reference.

Appointment of Executive Officer

Effective upon the Merger, Mid Penn appointed David E. Sparks, as Chief Strategic Advisor to the Chief Executive Officer of Mid Penn, and Market President of First Priority Bank, a Division of Mid Penn Bank. In such capacity, Mr. Sparks will receive an annual base salary of $310,000 per year (subject to normal annual adjustments), as well as reimbursement for the cost of a leased car, country club dues and life insurance premiums, each on the same terms as he previously enjoyed as Chief Executive Officer of First Priority. So long as Mr. Sparks is employed by Mid Penn Bank, he will not receive compensation for his service on the boards of directors of Mid Penn and Mid Penn Bank. Upon Mr. Sparks’ retirement as a full-time employee of Mid Penn Bank, Mid Penn Bank may retain his services as a non-employee consultant (up to 60% of his full-time schedule) at an hourly rate of not less than $200 per hour. If Mid Penn Bank notifies Mr. Sparks of its intention not to retain him as a non-employee consultant, or offers to retain him at less than 60% of his full-time schedule and Mr. Sparks declines such role, then Mid Penn shall pay Mr. Sparks an amount equal to his then current annual base salary in a lump sum payment within twenty (20) days of his termination of employment. Additional information regarding Mr. Sparks can be found above under “Appointment of Directors”.

The foregoing description of the compensation payable to Mr. Sparks is qualified in its entirety by reference to the full text of Exhibit D to the Agreement and Plan of Merger, filed as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K filed January 16, 2018, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 26, 2018, Mid Penn amended its Articles of Incorporation by filing a Certificate of Designations with the Pennsylvania Department of State designating the Mid Penn Preferred Stock as a series of its authorized preferred stock, such series having 3,404 authorized shares.

The Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K. Such shares of Mid Penn Preferred Stock were issued to former holders of First Priority Preferred Stock as described under Item 3.02 above.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(b) Pro Forma Financial Information.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series D of Mid Penn Bancorp, Inc., as filed with the Secretary of State of the Commonwealth of Pennsylvania on July 26, 2018.

99.1	Press Release issued by Mid Penn Bancorp, Inc. on August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: August 1, 2018	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer